Equinix Reports Third Quarter 2017 Results

Interconnection and Data Center Leader Delivers 59th Consecutive Quarter of Revenue Growth

REDWOOD CITY, Calif., Nov. 1, 2017 /PRNewswire/ --

  Quarterly revenues increased 25% year-over-year to $1,152 million; 10% year-over-year on a normalized and constant currency basis
  Record number of new wins closed across every vertical in Q3, with notable outperformance from enterprise and financial services
  Key customer wins and expansions included Alibaba.com, Baidu, Blade, Charter Communications, Netflix, Priceline.com, Oracle, Salesforce.com, SAP, Tencent and Walmart
  13 new expansion projects announced across all three regions totaling $615 million

Equinix, Inc. (Nasdaq: EQIX), the global interconnection and data center company, today reported quarterly results for the quarter ended September 30, 2017. Equinix uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements.

Third Quarter 2017 Results Summary

  Revenues from continuing operations
    $1,152 million, an 8% increase over the previous quarter
    Includes $137 million of revenues from the acquisition of 29 Verizon data centers
  Operating Income
    $225 million, a 22% increase over the previous quarter
  Adjusted EBITDA
    $550 million, a 48% adjusted EBITDA margin
    Includes $14 million of integration costs
  Net Income from Continuing Operations
    $80 million
  AFFO
    $391 million, a 9% increase over the previous quarter

2017 Annual Guidance Summary

  Revenues from continuing operations
    $4,355 - $4,363 million, a 21% increase over the previous year; a normalized and constant currency increase of 11%
  Adjusted EBITDA
    $2,049 - $2,057 million or a 47% adjusted EBITDA margin
    Assumes $54 million of integration costs for acquisitions
  AFFO
    $1,411 - $1,419 million, a 31% increase over the previous year; a normalized and constant currency increase of 14%
    Assumes $54 million of integration costs for acquisitions

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income or loss from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant.

Quote
Steve Smith, President and CEO, Equinix:
"Equinix had a strong third quarter as customers continue to adopt interconnection oriented architectures as the preferred platform for their shift to digital. Robust demand is driving higher utilization levels, and we are investing in support of this momentum with expansions, both organically and through strategic acquisitions, to deliver even greater value to customers through our global platform. As customers embrace hybrid and multicloud as the IT architecture of choice, our interconnection strength is resonating, and Equinix continues to outpace market growth and gain market share."

Business Highlights

  In Q3, Equinix continued, through both organic builds and acquisitions, to expand the industry-leading global reach of Platform EquinixTM, which now spans 190 International Business Exchange™ (IBX®) data centers across 48 markets and 24 countries.
    The purchase of Itconic, which closed in early Q4, added 400 customers across five new data centers in Spain and Portugal, further expanding Equinix's presence in EMEA and extending the company's footprint into two new countries and four new markets.
    Equinix also expanded in Turkey, completing the acquisition in early Q4 of its second IBX data center in Istanbul, a strategic gateway between Europe and Asia with critical economic and geopolitical importance.
    Organic expansion included the opening of the HK5 IBX in the TKO data center area of Hong Kong and the DC12 IBX at the Equinix Ashburn campus in the Washington, D.C. area. These openings add capacity in two of the company's most interconnection-rich markets.
    Continuing its investment in organic expansion, Equinix today announced 13 new expansion projects in the Americas (Denver, Miami and São Paulo), EMEA (Amsterdam, London, Stockholm and three new projects in Frankfurt) and APAC (Hong Kong, Melbourne, Shanghai and Singapore) regions totaling $615 million in capital expenditures. These new projects bring the total number of announced expansion projects underway to 22.
  These expansions come as customers continue to leverage the global scope of Platform Equinix to achieve a distributed digital edge. In Q3, more than 59% of revenues came from customers deployed across all three regions, up from 58% in Q2, and 84% came from customers deployed across multiple metros.
  Equinix achieved a record number of new wins across every vertical in Q3, a notable outperformance that included 10 new Fortune 500 wins from the enterprise and financial services verticals as these businesses re-architect their infrastructure to directly and securely interconnect their people, locations, clouds and data. The network vertical achieved record bookings with expansions from Charter Communications, and with continued momentum within the subsea space from Seaborn Networks and Aqua Comms.
  In Q3, Equinix continued growing the penetration of its indirect channel, with 19% of bookings originating from the channel, up from 17% last quarter. As a part of this strategy, partners such as Datalink, Datapipe and NetApp are beginning to build their value-added services around core Equinix offerings, including Equinix Cloud ExchangeTM and Equinix Performance HubTM.
  Interconnection revenues in Q3 grew 31% year-over-year and 17% year-over-year on a normalized and constant currency basis, significantly outpacing colocation revenues and reflecting the movement towards Interconnection Oriented ArchitectureTM strategies and the rapid adoption of hybrid, multicloud as the preferred IT deployment model. Cross-connects between customers increased to more than 248,000, and the Equinix Cloud ExchangeTM platform now serves more than 950 customers.

Business Outlook

For the fourth quarter of 2017, the Company expects revenues to range between $1,187 and $1,195 million, an increase of 3% quarter over quarter at the midpoint, on both an as-reported and a normalized and constant currency basis. This guidance includes a negative foreign currency impact of $1 million when compared to the average FX rates in Q3 2017. Cash gross margins are expected to approximate 67%. Cash selling, general and administrative expenses are expected to range between $228 and $236 million. Adjusted EBITDA is expected to range between $562 and $570 million, which includes a $2 million negative foreign currency impact when compared to the average FX rates in Q3 2017, and $13 million of integration costs related to acquisitions. Capital expenditures are expected to range between $355 and $375 million, which includes approximately $65 million of recurring capital expenditures.

For the full year of 2017, total revenues are expected to range between $4,355 and $4,363 million, an increase of 21% year over year, or a normalized and constant currency increase of 11%. This $37 million guidance raise is due to better than expected combined operating business performance of $8 million, foreign currency benefit of $16 million when compared to prior Equinix guidance rates and $13 million in revenues from the Itconic and Istanbul 2 ("IS2") acquisitions. Total year cash gross margins are expected to approximate 67 - 68%. Cash selling, general and administrative expenses are expected to range between $883 and $891 million. Adjusted EBITDA is expected to range between $2,049 and $2,057 million, an increase of 24% year over year, or a normalized and constant currency increase of approximately 11%. This $10 million adjusted EBITDA raise is due to better than expected combined operating performance of $2 million, a foreign currency benefit of $7 million when compared to prior Equinix guidance rates and net $1 million in adjusted EBITDA from the Itconic and IS2 acquisitions. This guidance includes an expected $54 million in integration costs from acquisitions, and includes an incremental $2 million from IS2 and Itconic. AFFO is expected to range between $1,411 and $1,419 million, an increase of 31% year over year, or a normalized and constant currency increase of approximately 14%. This $28 million AFFO guidance raise is due to better than expected combined business performance of $20 million, foreign currency benefit of $7 million when compared to prior Equinix guidance rates and net $1 million in adjusted EBITDA from the Itconic and IS2 acquisitions. Capital expenditures are expected to range between $1,300 and $1,320 million, including approximately $170 million of recurring capital expenditure.

The U.S. dollar exchange rates used for 2017 guidance, taking into consideration the impact of our foreign currency hedges, have been updated to $1.13 to the Euro, $1.38 to the Pound, S$1.36 to the U.S. dollar, ¥112 to the U.S. dollar and R$3.16 to the U.S. dollar. The Q3 2017 global revenue breakdown by currency for the Euro, Pound, Singapore Dollar, Japanese Yen and Brazilian Real is 18%, 9%, 6%, 6% and 4%, respectively.

The adjusted EBITDA guidance is based on the revenue guidance less our expectations of cash cost of revenues and cash operating expenses. The AFFO guidance is based on the adjusted EBITDA guidance less our expectations of net interest expense, an installation revenue adjustment, a straight-line rent expense adjustment, amortization of deferred financing costs, gains (losses) on debt extinguishment, an income tax expense adjustment, recurring capital expenditures and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

Q3 2017 Results Conference Call and Replay Information

Equinix will discuss its quarterly results for the period ended September 30, 2017, along with its future outlook, in its quarterly conference call on Wednesday, November 1, 2017, at 5:30 p.m. ET (2:30 p.m. PT). A simultaneous live webcast of the call will be available on the Company's Investor Relations website at www.equinix.com/investors. To hear the conference call live, please dial 1-517-308-9482 (domestic and international) and reference the passcode EQIX.

A replay of the call will be available one hour after the call, through Wednesday, February 14, 2018, by dialing 1-203-369-1512 and referencing the passcode 2017. In addition, the webcast will be available at www.equinix.com/investors. No password is required for the webcast.

Investor Presentation and Supplemental Financial Information

Equinix has made available on its website a presentation designed to accompany the discussion of Equinix results and future outlook, along with certain supplemental financial information and other data. Interested parties may access this information through the Equinix Investor Relations website at www.equinix.com/investors.

Additional Resources

  Equinix Investor Relations Resources

About Equinix

Equinix, Inc. (Nasdaq: EQIX) connects the world's leading businesses to their customers, employees and partners inside the most interconnected data centers. In 48 markets across five continents, Equinix is where companies come together to realize new opportunities and accelerate their business, IT and cloud strategies.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures to evaluate its operations.

Equinix provides normalized and constant currency growth rates, which are calculated to adjust for acquisitions, dispositions, integration costs and foreign currency.

Equinix presents adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA represents income or loss from continuing operations excluding depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, impairment charges, acquisition costs and gain or loss on asset sales.

In presenting non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow, Equinix excludes certain items that it believes are not good indicators of Equinix's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges, impairment charges, acquisition costs and gain or loss on asset sales. Equinix excludes these items in order for its lenders, investors and the industry analysts who review and report on Equinix to better evaluate Equinix's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of an IBX center, and do not reflect its current or future cash spending levels to support its business. Its IBX centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of an IBX center do not recur with respect to such data center, although Equinix may incur initial construction costs in future periods with respect to additional IBX centers, and future capital expenditures remain minor relative to the initial investment. This is a trend it expects to continue. In addition, depreciation is also based on the estimated useful lives of the IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix also excludes amortization expense related to acquired intangible assets. Amortization expense is significantly affected by the timing and magnitude of acquisitions and these charges may vary in amount from period to period. We exclude amortization expense to facilitate a more meaningful evaluation of our current operating performance and comparisons to our prior periods. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix also believes are not meaningful in evaluating Equinix's current operations. Equinix excludes stock-based compensation expense, as it can vary significantly from period to period based on share price, the timing, size and nature of equity awards. As such, Equinix and many investors and analysts, exclude this stock-based compensation expense to compare its operating results with those of other companies. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to Equinix's decision to exit leases for excess space adjacent to several of its IBX centers, which it did not intend to build out, or its decision to reverse such restructuring charges. Equinix also excludes impairment charges related to certain long-lived assets. The impairment charges are related to expense recognized whenever events or changes in circumstances indicate that the carrying amount of long-lived assets are not recoverable. Equinix also excludes gain or loss on asset sales as it represents profit that is not meaningful in evaluating the current or future operating performance. Finally, Equinix excludes acquisition costs from its non-GAAP financial measures to allow more comparable comparisons of the financial results to the historical operations. The acquisition costs relate to costs Equinix incurs in connection with business combinations. Such charges generally are not relevant to assessing the long-term performance of Equinix. In addition, the frequency and amount of such charges vary significantly based on the size and timing of the acquisitions. Management believes items such as restructuring charges, impairment charges, acquisition costs and gain or loss on asset sales are non-core transactions; however, these types of costs may occur in future periods.

Equinix also presents funds from operations ("FFO") and adjusted funds from operations ("AFFO"), which are non-GAAP financial measures commonly used in the REIT industry. FFO is calculated in accordance with the definition established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO represents net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items. AFFO represents FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, acquisition costs, an installation revenue adjustment, a straight-line rent expense adjustment, amortization of deferred financing costs, gain or loss on debt extinguishment, an income tax expense adjustment, recurring capital expenditures, net income or loss from discontinued operations, net of tax and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items. Equinix excludes depreciation expense, amortization expense, accretion, stock-based compensation, restructuring charges, impairment charges and acquisition costs for the same reasons that they are excluded from the other non-GAAP financial measures mentioned above.

Equinix includes an adjustment for revenues from installation fees, since installation fees are deferred and recognized ratably over the expected life of the installation, although the fees are generally paid in a lump sum upon installation. Equinix includes an adjustment for straight-line rent expense on its operating leases, since the total minimum lease payments are recognized ratably over the lease term, although the lease payments generally increase over the lease term. The adjustments for both installation revenues and straight-line rent expense are intended to isolate the cash activity included within the straight-lined or amortized results in the consolidated statement of operations. Equinix excludes the amortization of deferred financing costs as these expenses relate to the initial costs incurred in connection with its debt financings that have no current or future cash obligations. Equinix excludes gain or loss on debt extinguishment since it represents a cost that is not a good indicator of Equinix's current or future operating performance. Equinix includes an income tax expense adjustment, which represents the non-cash tax impact due to changes in valuation allowances and uncertain tax positions that do not relate to the current period's operations. Equinix excludes recurring capital expenditures, which represent expenditures to extend the useful life of its IBX centers or other assets that are required to support current revenues. Equinix also excludes net income or loss from discontinued operations, net of tax, which represents results that are not a good indicator of our current or future operating performance.

Equinix presents constant currency results of operations, which is a non-GAAP financial measure and is not meant to be considered in isolation or as an alternative to GAAP results of operations. However, Equinix has presented this non-GAAP financial measure to provide investors with an additional tool to evaluate its operating results without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Equinix's business performance. To present this information, Equinix's current and comparative prior period revenues and certain operating expenses from entities with functional currencies other than the U.S. dollar are converted into U.S. dollars at a consistent exchange rate for purposes of each result being compared.

Non-GAAP financial measures are not a substitute for financial information prepared in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation, but should be considered together with the most directly comparable GAAP financial measures and the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financials measures. Equinix presents such non-GAAP financial measures to provide investors with an additional tool to evaluate its operating results in a manner that focuses on what management believes to be its core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should, therefore, exercise caution when comparing non-GAAP financial measures used by us to similarly titled non-GAAP financial measures of other companies. Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income or loss from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX data centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenues from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

EQUINIX, INC. Condensed Consolidated Statements of Operations (in thousands, except per share data) (unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Recurring revenues	$1,089,033	$1,010,048	$877,006	$2,997,521	$2,524,932
Non-recurring revenues	63,228	56,373	47,670	170,686	144,410
Revenues	1,152,261	1,066,421	924,676	3,168,207	2,669,342
Cost of revenues	582,360	522,203	470,302	1,573,524	1,354,949
Gross profit	569,901	544,218	454,374	1,594,683	1,314,393
Operating expenses:
Sales and marketing	157,619	141,566	110,936	428,112	325,358
General and administrative	185,336	191,355	181,239	558,090	515,605
Acquisition costs	2,083	26,402	12,505	31,510	64,635
Impairment charges	—	—	7,698	—	7,698
Gain on asset sales	—	—	(27,945)	—	(33,187)
Total operating expenses	345,038	359,323	284,433	1,017,712	880,109
Income from continuing operations	224,863	184,895	169,941	576,971	434,284
Interest and other income (expense):
Interest income	2,291	4,437	762	9,820	2,528
Interest expense	(121,828)	(119,042)	(92,200)	(352,554)	(293,395)
Other income (expense)	(1,076)	1,284	2,938	545	(56,217)
Loss on debt extinguishment	(22,156)	(16,444)	(9,894)	(42,103)	(10,499)
Total interest and other, net	(142,769)	(129,765)	(98,394)	(384,292)	(357,583)
Income from continuing operations before income taxes	82,094	55,130	71,547	192,679	76,701
Income tax expense	(2,194)	(9,325)	(22,778)	(24,912)	(25,957)
Net income from continuing operations	79,900	45,805	48,769	167,767	50,744
Net income from discontinued operations, net of tax	—	—	2,681	—	14,306
Net income	$79,900	$45,805	$51,450	$167,767	$65,050
Net income per share:
Basic net income per share from continuing operations	$1.02	$0.59	$0.69	$2.20	$0.73
Basic net income per share from discontinued operations	—	—	0.04	—	0.21
Basic net income per share	$1.02	$0.59	$0.73	$2.20	$0.94
Diluted net income per share from continuing operations	$1.02	$0.58	$0.68	$2.18	$0.72
Diluted net income per share from discontinued operations	—	—	0.04	—	0.20
Diluted net income per share	$1.02	$0.58	$0.72	$2.18	$0.92
Shares used in computing basic net income per share	78,055	77,923	71,190	76,283	69,689
Shares used in computing diluted net income per share	78,719	78,508	71,908	76,948	70,389

EQUINIX, INC. Condensed Consolidated Statements of Comprehensive Income (Loss) (in thousands) (unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net income	$79,900	$45,805	$51,450	$167,767	$65,050

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment ("CTA") gain (loss)	100,909	200,983	(32,603)	408,830	(215,065)
Unrealized gain (loss) on available-for-sale securities	245	(65)	1,487	(85)	2,382
Unrealized gain (loss) on cash flow hedges	(13,070)	(27,671)	(4,153)	(52,468)	3,789
Net investment hedge CTA gain (loss)	(60,723)	(101,847)	(34,721)	(191,121)	4,163
Net actuarial gain on defined benefit plans	13	15	7	39	21
Total other comprehensive income (loss), net of tax	27,374	71,415	(69,983)	165,195	(204,710)

Comprehensive income (loss), net of tax	$107,274	$117,220	$(18,533)	$332,962	$(139,660)

EQUINIX, INC. Condensed Consolidated Balance Sheets (in thousands) (unaudited)

	September 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$1,599,988	$748,476
Short-term investments	29,572	3,409
Accounts receivable, net	597,242	396,245
Other current assets	217,006	319,396
Total current assets	2,443,808	1,467,526
Long-term investments	10,885	10,042
Property, plant and equipment, net	9,006,171	7,199,210
Goodwill	4,226,490	2,986,064
Intangible assets, net	2,335,175	719,231
Other assets	285,967	226,298
Total assets	$18,308,496	$12,608,371
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$657,229	$581,739
Accrued property, plant and equipment	205,444	144,842
Current portion of capital lease and other financing obligations	60,201	101,046
Current portion of mortgage and loans payable	84,455	67,928
Other current liabilities	149,295	133,140
Total current liabilities	1,156,624	1,028,695
Capital lease and other financing obligations, less current portion	1,612,188	1,410,742
Mortgage and loans payable, less current portion	2,551,510	1,369,087
Senior notes	5,717,276	3,810,770
Other liabilities	728,681	623,248
Total liabilities	11,766,279	8,242,542
Common stock	79	72
Additional paid-in capital	9,718,580	7,413,519
Treasury stock	(146,369)	(147,559)
Accumulated dividends	(2,433,600)	(1,969,645)
Accumulated other comprehensive loss	(783,947)	(949,142)
Retained earnings	187,474	18,584
Total stockholders' equity	6,542,217	4,365,829
Total liabilities and stockholders' equity	$18,308,496	$12,608,371

Ending headcount by geographic region is as follows:

Americas headcount	3,063	2,510
EMEA headcount	2,289	2,063
Asia-Pacific headcount	1,543	1,420
Total headcount	6,895	5,993

EQUINIX, INC. Summary of Debt Principal Outstanding (in thousands) (unaudited)

	September 30, 2017	December 31, 2016

Capital lease and other financing obligations	$1,672,389	$1,511,788

Term loans, net of debt discount and debt issuance costs	2,587,770	1,390,771
Mortgage payable and other loans payable	48,195	46,244
Plus: debt discount, premium and issuance costs, net	29,840	20,949
Total mortgage and loans payable principal	2,665,805	1,457,964

Senior notes, net of debt issuance costs	5,717,276	3,810,770
Plus: debt issuance costs	64,224	39,230
Total senior notes principal	5,781,500	3,850,000

Total debt principal outstanding	$10,119,694	$6,819,752

EQUINIX, INC. Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Cash flows from operating activities:
Net income	$79,900	$45,805	$51,450	$167,767	$65,050
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	277,719	252,386	215,370	749,118	631,242
Stock-based compensation	45,654	45,625	42,346	129,602	115,730
Amortization of debt issuance costs and debt discounts	4,390	4,130	2,684	20,100	13,709
Loss on debt extinguishment	22,156	16,444	10,181	42,103	10,499
Gain on asset sales	—	—	(27,945)	—	(33,187)
Gain on sale of discontinued operations	—	—	(4,242)	—	(4,242)
Impairment charges	—	—	7,698	—	7,698
Other items	(744)	3,775	5,370	11,411	17,552
Changes in operating assets and liabilities:
Accounts receivable	(50,530)	(112,236)	(30,440)	(202,430)	(72,807)
Income taxes, net	(19,681)	(13,290)	24,776	(53,608)	1,021
Accounts payable and accrued expenses	28,781	81,585	(901)	44,952	(11,526)
Other assets and liabilities	2,865	(17,751)	39,290	35,339	(22,004)
Net cash provided by operating activities	390,510	306,473	335,637	944,354	718,735
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	(28,258)	10,303	(2,123)	(25,059)	10,060
Business acquisitions, net of cash and restricted cash acquired	1,128	(3,593,613)	(165,901)	(3,628,526)	(1,767,227)
Purchases of real estate	(16,384)	(6,841)	—	(64,964)	(28,118)
Purchases of other property, plant and equipment	(320,234)	(348,572)	(279,477)	(946,048)	(727,044)
Proceeds from asset sales	—	—	805,372	47,767	828,197
Net cash provided by (used in) investing activities	(363,748)	(3,938,723)	357,871	(4,616,830)	(1,684,132)

Cash flows from financing activities:
Proceeds from employee equity awards	21,506	45	16,504	41,625	34,143
Payments of dividend distributions	(159,541)	(156,290)	(127,457)	(463,914)	(374,151)
Proceeds from public offering of common stock, net of offering costs	—	83	—	2,126,341	—
Proceeds from loans payable	—	—	9,154	1,059,800	710,404
Proceeds from senior notes	1,199,700	—	—	2,449,700	—
Repayments of capital lease and other financing obligations	(15,792)	(27,864)	(55,528)	(60,252)	(100,863)
Repayments of mortgage and loans payable and convertible debt	(21,215)	(20,795)	(13,354)	(63,520)	(986,465)
Repayment of senior notes	(500,000)	—	—	(500,000)	—
Debt extinguishment costs	(11,766)	(8,122)	(10,181)	(23,020)	(10,181)
Debt issuance costs	(16,267)	46	(11,709)	(56,886)	(11,751)
Other financing activities	—	—	—	(900)	—
Net cash provided by (used in) financing activities	496,625	(212,897)	(192,571)	4,508,974	(738,864)
Effect of foreign currency exchange rates on cash, cash equivalents and restricted cash	9,582	5,327	4,491	26,450	13,130
Change in cash balances included in assets held for sale	—	—	21,356	—	(3,755)
Net increase (decrease) in cash, cash equivalents and restricted cash	532,969	(3,839,820)	526,784	862,948	(1,694,886)
Cash, cash equivalents and restricted cash at beginning of period	1,103,226	4,943,046	496,757	773,247	2,718,427
Cash, cash equivalents and restricted cash at end of period	$1,636,195	$1,103,226	$1,023,541	$1,636,195	$1,023,541

Supplemental cash flow information:
Cash paid (refunded) for taxes	$16,590	$16,269	$(73)	$62,411	$31,503
Cash paid for interest	$129,014	$97,960	$111,094	$342,408	$271,530

Free cash flow (negative free cash flow) (1)	$55,020	$(3,642,553)	$695,631	$(3,647,417)	$(975,457)

Adjusted free cash flow (adjusted negative free cash flow) (2)	$70,276	$(42,099)	$861,532	$46,073	$819,888

(1)

We define free cash flow as net cash provided by operating activities plus net cash provided by (used in) investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$390,510	$306,473	$335,637	$944,354	$718,735
Net cash provided by (used in) investing activities as presented above	(363,748)	(3,938,723)	357,871	(4,616,830)	(1,684,132)
Purchases, sales and maturities of investments, net	28,258	(10,303)	2,123	25,059	(10,060)
Free cash flow (negative free cash flow)	$55,020	$(3,642,553)	$695,631	$(3,647,417)	$(975,457)

(2)	We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases of real estate and business acquisitions, net of cash and restricted cash acquired as presented below:

Free cash flow (as defined above)	$55,020	$(3,642,553)	$695,631	$(3,647,417)	$(975,457)
Less business acquisitions, net of cash and restricted cash acquired	(1,128)	3,593,613	165,901	3,628,526	1,767,227
Less purchases of real estate	16,384	6,841	—	64,964	28,118
Adjusted free cash flow (adjusted negative free cash flow)	$70,276	$(42,099)	$861,532	$46,073	$819,888

EQUINIX, INC. Non-GAAP Measures and Other Supplemental Data (in thousands) (unaudited)

		Three Months Ended			Nine Months Ended
		September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
	Recurring revenues	$1,089,033	$1,010,048	$877,006	$2,997,521	$2,524,932
	Non-recurring revenues	63,228	56,373	47,670	170,686	144,410
	Revenues (1)	1,152,261	1,066,421	924,676	3,168,207	2,669,342

	Cash cost of revenues (2)	377,767	344,469	304,821	1,025,776	867,954
	Cash gross profit (3)	774,494	721,952	619,855	2,142,431	1,801,388

	Cash operating expenses (4):
	Cash sales and marketing expenses (5)	96,873	89,616	79,515	286,350	237,278
	Cash general and administrative expenses (6)	127,302	123,028	120,298	368,880	343,127
	Total cash operating expenses (7)	224,175	212,644	199,813	655,230	580,405

	Adjusted EBITDA (8)	$550,319	$509,308	$420,042	$1,487,201	$1,220,983

	Cash gross margins (9)	67%	68%	67%	68%	67%

	Adjusted EBITDA margins (10)	48%	48%	45%	47%	46%

	Adjusted EBITDA flow-through rate (11)	48%	70%	(1)%	53%	43%

	FFO (12)	$286,119	$219,760	$187,831	$706,745	$505,221

	AFFO (13) (14)	$391,289	$360,114	$284,179	$1,055,513	$784,554

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$422,244	$374,764	$294,046	$1,096,281	$862,465
	Interconnection	124,377	116,248	94,865	341,475	274,196
	Managed infrastructure	18,359	17,005	14,649	50,425	39,019
	Other	1,056	1,903	902	3,878	2,417
	Recurring revenues	566,036	509,920	404,462	1,492,059	1,178,097
	Non-recurring revenues	30,502	23,688	20,680	74,534	64,910
	Revenues	$596,538	$533,608	$425,142	$1,566,593	$1,243,007

	EMEA Revenues:

	Colocation	$268,365	$259,684	$244,420	$781,303	$699,019
	Interconnection	27,574	23,655	21,464	73,580	63,589
	Managed infrastructure	22,465	19,205	16,359	59,342	50,310
	Other	2,475	2,037	3,947	7,842	8,463
	Recurring revenues	320,879	304,581	286,190	922,067	821,381
	Non-recurring revenues	17,954	18,363	15,060	54,557	48,334
	Revenues	$338,833	$322,944	$301,250	$976,624	$869,715

	Asia-Pacific Revenues:

	Colocation	$152,071	$147,783	$140,493	$438,849	$397,098
	Interconnection	27,593	25,781	21,172	78,233	59,362
	Managed infrastructure	22,454	21,983	24,138	66,313	66,973
	Other	—	—	551	—	2,021
	Recurring revenues	202,118	195,547	186,354	583,395	525,454
	Non-recurring revenues	14,772	14,322	11,930	41,595	31,166
	Revenues	$216,890	$209,869	$198,284	$624,990	$556,620

	Worldwide Revenues:

	Colocation	$842,680	$782,231	$678,959	$2,316,433	$1,958,582
	Interconnection	179,544	165,684	137,501	493,288	397,147
	Managed infrastructure	63,278	58,193	55,146	176,080	156,302
	Other	3,531	3,940	5,400	11,720	12,901
	Recurring revenues	1,089,033	1,010,048	877,006	2,997,521	2,524,932
	Non-recurring revenues	63,228	56,373	47,670	170,686	144,410
	Revenues	$1,152,261	$1,066,421	$924,676	$3,168,207	$2,669,342

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$582,360	$522,203	$470,302	$1,573,524	$1,354,949
	Depreciation, amortization and accretion expense	(200,682)	(174,556)	(162,165)	(537,748)	(477,241)
	Stock-based compensation expense	(3,911)	(3,178)	(3,316)	(10,000)	(9,754)
	Cash cost of revenues	$377,767	$344,469	$304,821	$1,025,776	$867,954

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$168,901	$148,589	$114,934	$430,549	$333,250
	EMEA cash cost of revenues	133,137	124,485	116,587	379,797	333,046
	Asia-Pacific cash cost of revenues	75,729	71,395	73,300	215,430	201,658
	Cash cost of revenues	$377,767	$344,469	$304,821	$1,025,776	$867,954

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expense as selling, general, and administrative expense less depreciation, amortization, and stock-based compensation. We also refer to cash operating expense as cash selling, marketing, general and administrative expense or "cash SG&A".

	Selling, general, and administrative expense	$342,955	$332,921	$292,175	$986,202	$840,963
	Depreciation and amortization expense	(77,037)	(77,830)	(53,205)	(211,370)	(154,001)
	Stock-based compensation expense	(41,743)	(42,447)	(39,157)	(119,602)	(106,557)
	Cash operating expense	$224,175	$212,644	$199,813	$655,230	$580,405

(5)	We define cash sales and marketing expense as sales and marketing expense less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expense	$157,619	$141,566	$110,936	$428,112	$325,358
	Depreciation and amortization expense	(46,899)	(38,524)	(19,719)	(103,517)	(55,893)
	Stock-based compensation expense	(13,847)	(13,426)	(11,702)	(38,245)	(32,187)
	Cash sales and marketing expense	$96,873	$89,616	$79,515	$286,350	$237,278

(6)	We define cash general and administrative expense as general and administrative expense less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expense	$185,336	$191,355	$181,239	$558,090	$515,605
	Depreciation and amortization expense	(30,138)	(39,306)	(33,486)	(107,853)	(98,108)
	Stock-based compensation expense	(27,896)	(29,021)	(27,455)	(81,357)	(74,370)
	Cash general and administrative expense	$127,302	$123,028	$120,298	$368,880	$343,127

(7)	The geographic split of our cash operating expense, or cash SG&A, as defined above, is presented below:

	Americas cash SG&A	$135,536	$126,868	$108,077	$387,173	$328,138
	EMEA cash SG&A	59,232	56,837	63,195	179,187	170,257
	Asia-Pacific cash SG&A	29,407	28,939	28,541	88,870	82,010
	Cash SG&A	$224,175	$212,644	$199,813	$655,230	$580,405

(8)

We define adjusted EBITDA as income from continuing operations excluding depreciation, amortization, accretion, stock-based compensation, restructuring charges, impairment charges, acquisition costs and gain or loss on asset sales as presented below:

	Income from continuing operations	$224,863	$184,895	$169,941	$576,971	$434,284
	Depreciation, amortization and accretion expense	277,719	252,386	215,370	749,118	631,242
	Stock-based compensation expense	45,654	45,625	42,473	129,602	116,311
	Impairment charges	—	—	7,698	—	7,698
	Acquisition costs	2,083	26,402	12,505	31,510	64,635
	Gain on asset sales	—	—	(27,945)	—	(33,187)
	Adjusted EBITDA	$550,319	$509,308	$420,042	$1,487,201	$1,220,983

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from continuing operations	$105,785	$75,039	$89,004	$261,934	$264,643
	Americas depreciation, amortization and accretion expense	151,665	124,905	82,204	364,998	237,798
	Americas stock-based compensation expense	33,419	33,771	29,309	94,964	81,428
	Americas acquisition costs	1,232	24,436	1,614	26,975	2,992
	Americas gain on asset sales	—	—	—	—	(5,242)
	Americas adjusted EBITDA	$292,101	$258,151	$202,131	$748,871	$581,619

	EMEA income from continuing operations	$64,197	$54,927	$51,829	$164,105	$73,506
	EMEA depreciation, amortization and accretion expense	74,625	78,118	78,555	229,549	237,972
	EMEA stock-based compensation expense	6,791	6,611	8,138	19,451	21,433
	EMEA acquisition costs	851	1,966	10,891	4,535	61,446
	EMEA gain on asset sales	—	—	(27,945)	—	(27,945)
	EMEA adjusted EBITDA	$146,464	$141,622	$121,468	$417,640	$366,412

	Asia-Pacific income from continuing operations	$54,881	$54,929	$29,108	$150,932	$96,135
	Asia-Pacific depreciation, amortization and accretion expense	51,429	49,363	54,611	154,571	155,472
	Asia-Pacific stock-based compensation expense	5,444	5,243	5,026	15,187	13,450
	Asia-Pacific impairment charges	—	—	7,698	—	7,698
	Asia-Pacific acquisition costs	—	—	—	—	197
	Asia-Pacific adjusted EBITDA	$111,754	$109,535	$96,443	$320,690	$272,952

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	72%	72%	73%	73%	73%

	EMEA cash gross margins	61%	61%	61%	61%	62%

	Asia-Pacific cash gross margins	65%	66%	63%	66%	64%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	49%	48%	48%	48%	47%

	EMEA adjusted EBITDA margins	43%	44%	40%	43%	42%

	Asia-Pacific adjusted EBITDA margins	52%	52%	49%	51%	49%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$550,319	$509,308	$420,042	$1,487,201	$1,220,983
	Less adjusted EBITDA - prior period	(509,308)	(427,574)	(420,291)	(1,276,824)	(965,879)
	Adjusted EBITDA growth	$41,011	$81,734	$(249)	$210,377	$255,104

	Revenues - current period	$1,152,261	$1,066,421	$924,676	$3,168,207	$2,669,342
	Less revenues - prior period	(1,066,421)	(949,525)	(900,510)	(2,767,833)	(2,082,693)
	Revenue growth	$85,840	$116,896	$24,166	$400,374	$586,649

	Adjusted EBITDA flow-through rate	48%	70%	(1)%	53%	43%

(12)

FFO is defined as net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

	Net income	$79,900	$45,805	$51,450	$167,767	$65,050
	Adjustments:
	Real estate depreciation	200,313	175,387	159,788	535,114	469,510
	(Gain) loss on disposition of real estate property	5,877	(1,460)	(23,436)	3,779	(29,424)
	Adjustments for FFO from unconsolidated joint ventures	29	28	29	85	85
	FFO	$286,119	$219,760	$187,831	$706,745	$505,221

(13)

AFFO is defined as FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, acquisition costs, an installation revenue adjustment, a straight-line rent expense adjustment, amortization of deferred financing costs, gain or loss on debt extinguishment, an income tax expense adjustment, net income or loss from discontinued operations, net of tax, recurring capital expenditures and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items.

	FFO	$286,119	$219,760	$187,831	$706,745	$505,221
	Adjustments:
	Installation revenue adjustment	6,161	6,939	4,612	17,775	15,373
	Straight-line rent expense adjustment	2,297	1,015	2,686	5,721	5,714
	Amortization of deferred financing costs	4,390	4,130	2,687	20,100	13,438
	Stock-based compensation expense	45,654	45,625	42,474	129,602	116,312
	Non-real estate depreciation expense	29,205	29,241	22,108	87,021	64,516
	Amortization expense	48,893	50,158	32,929	128,068	93,384
	Accretion expense (gain)	(692)	(2,400)	545	(1,085)	3,832
	Recurring capital expenditures	(44,914)	(37,869)	(41,600)	(105,455)	(105,343)
	Loss on debt extinguishment	22,156	16,444	9,894	42,103	10,499
	Acquisition costs	2,083	26,402	12,505	31,510	64,635
	Impairment charges	—	—	7,698	—	7,698
	Income tax expense adjustment	(10,058)	674	2,501	(6,575)	3,612
	Net income from discontinued operations, net of tax	—	—	(2,681)	—	(14,306)
	Adjustments for AFFO from unconsolidated joint ventures	(5)	(5)	(10)	(17)	(31)
	AFFO	$391,289	$360,114	$284,179	$1,055,513	$784,554

(14)	Following is how we reconcile from adjusted EBITDA to AFFO:

	Adjusted EBITDA	$550,319	$509,308	$420,042	$1,487,201	$1,220,983
	Adjustments:
	Interest expense, net of interest income	(119,537)	(114,605)	(91,437)	(342,734)	(290,866)
	Amortization of deferred financing costs	4,390	4,130	2,687	20,100	13,438
	Income tax expense	(2,194)	(9,325)	(22,778)	(24,912)	(25,957)
	Income tax expense adjustment	(10,058)	674	2,501	(6,575)	3,612
	Straight-line rent expense adjustment	2,297	1,015	2,686	5,721	5,714
	Installation revenue adjustment	6,161	6,939	4,612	17,775	15,373
	Recurring capital expenditures	(44,914)	(37,869)	(41,600)	(105,455)	(105,343)
	Other income (expense)	(1,076)	1,284	2,938	545	(56,217)
	(Gain) loss on disposition of real estate property	5,877	(1,460)	(23,436)	3,779	(29,424)
	Adjustments for unconsolidated JVs' and non-controlling interests	24	23	19	68	54
	Adjustment for gain on sale of asset	—	—	27,945	—	33,187
	AFFO	$391,289	$360,114	$284,179	$1,055,513	$784,554

CONTACT: Equinix Investor Relations Contacts: Katrina Rymill, Equinix, Inc., (650) 598-6583, krymill@equinix.com, OR Chip Newcom, Equinix, Inc., (650) 598-6262, cnewcom@equinix.com; OR Equinix Media Contact: David Fonkalsrud, Equinix, Inc., (650) 598-6240, dfonkalsrud@equinix.com